                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 13, 1999 for Network Resource Consultants and Company B.V. and to all references to our Firm, included in or made a part of this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP
                                        -------------------------
                                        Arthur Andersen LLP



New York, New York
March 7, 2000